                                                                    Exhibit 10.1


                     MOLECULAR INSIGHT PHARMACEUTICALS, INC.

                 Up to 61,000 Shares of Series B Preferred Stock

                                       and

                  Warrants to Purchase Shares of Common Stock

                             UNIT PURCHASE AGREEMENT
                          dated as of February 23, 2004

                             UNIT PURCHASE AGREEMENT

      THIS AGREEMENT is by and between Molecular Insight Pharmaceuticals, Inc. (the "Company"), a Massachusetts corporation with principal offices at 160 Second Street, Cambridge, Massachusetts 02142, and each of the purchasers set forth on Schedule I attached hereto (each a "Purchaser" and together the "Purchasers").

      IN CONSIDERATION of the mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

      1. AUTHORIZATION OF SALE OF UNITS. Prior to the Closing (as defined in
Section 3 below), the Company will have authorized the sale of Units where each Unit (a "Unit") shall consist of (i) that number of shares of Series B Preferred Stock, $0.01 par value per share, of the Company (the "Preferred Shares") equal to the aggregate amount purchased by such Purchaser divided by $132.00 per Preferred Share and (ii) a five-year Warrant (the "Warrant") to purchase shares of Common Stock, $0.01 par value per share, of the Company (the "Common Shares") where such number of shares of Common Stock subject to the Warrant are equal to
(x) 0.20 times (y) the aggregate dollar amount of Preferred Shares purchased by such Purchaser divided by the Warrant Price set forth therein. The Warrant shall be substantially in the form of Exhibit 1 attached hereto and shall have an exercise price per share equal to $0.66 per share. Prior to the Closing, the Company will have authorized the sale of Units where the maximum number of Preferred Shares purchased pursuant to such Units is 61,000 shares of Preferred Shares for an aggregate purchase price of $8,052,000 and such sale may be consummated in one or more transactions pursuant to Section 2 below. The Purchasers acknowledge and agree that, prior to the Closing, the Company must hold a meeting of its stockholders to approve the Amendment to the Articles of Organization in substantially the form attached hereto as Exhibit 2 (the "Amendment") and, upon approval from the stockholders, file such Amendment with the Secretary of State for the Commonwealth of Massachusetts. Upon execution of this Agreement, the Company will promptly call such stockholders meeting in accordance with its charter documents and the laws of the Commonwealth of Massachusetts. The Closing shall not occur until such Amendment is filed with the Secretary of State for the Commonwealth of Massachusetts.

      2. AGREEMENT TO SELL AND PURCHASE UNITS. Subject to the terms and conditions of this Agreement, at the Closing (as defined below) the Company shall sell and issue to the Purchasers, and the Purchasers shall purchase from the Company, at a purchase price of $132.00 per Preferred Share being purchased by such Purchaser, payable as set forth in Section 3 hereof, a Unit equal to the number of shares of Preferred Shares set forth opposite the name of such Purchaser on Schedule I attached hereto (the "Initial Shares"), together with a Warrant calculated in the manner set forth in Section 1 above (the Initial Shares and the related Warrants being the "Initial Units"). Additionally, until 5:00 p.m. (Boston time) on June 30, 2004, one or more additional persons (the "Additional Purchasers") may purchase from the Company additional Units (the "Additional Units") consisting of additional shares of Preferred Shares (the "Additional Shares") and additional Warrants on the same terms and conditions as set forth herein, such agreement to be evidenced by the delivery by one or more of the Additional Purchasers to the Company of a counterpart signature page in the form set forth on Schedule II attached hereto and, upon full execution of each such Schedule II by the Company and the applicable Additional Purchaser,
Schedule I attached hereto shall be amended to include the sale of such Preferred Shares under the heading "No. of Additional Shares". The sale by the Company and the purchase by an Additional Purchaser of the Additional Units shall not become effective until the Company receives payment of the aggregate purchase price from such Additional Purchaser. Upon the purchase of such Additional Units, an Additional Purchaser shall be deemed a Purchaser hereunder and shall be subject to and may rely upon the representations and warranties, terms and conditions contained herein. Each of the Purchasers hereby waives any rights such Purchaser may have under this Agreement or the Company's Amendment to receive notice of the sale and issuance of such Additional Units. The Initial Shares, together with the maximum number of Additional Shares purchasable by Additional Purchasers hereunder, shall not exceed 61,000 shares of Series B Preferred Stock in the Company and the Company may issue related Warrants to purchase shares of Common Stock in the Company in accordance with Section 1 herein. Accordingly, the aggregate maximum purchase price of the Units shall be approximately $8,052,000.

      3. CLOSING AND DELIVERY OF UNITS. The closing of the sale and purchase of the Initial Units pursuant to this Agreement shall take place at the offices of Epstein, Becker & Green, 111 Huntington Avenue, Boston, Massachusetts 02199 as soon as practicable, but no later than five (5) business days, after the Company's has filed the Amendment with the Secretary of State for the Commonwealth of Massachusetts (the "Closing"). The date of the Closing is hereinafter referred to as the "Closing Date." At the Closing, the Company shall deliver to the Purchasers certificates representing the Initial Shares, in such amounts and registered in such names as set forth on Schedule I attached hereto and the Warrant related thereto. The purchase price for the Units shall be paid by check or wire transfer of immediately available funds to an account designated by the Company. The Company shall deliver to the Purchasers one or more stock certificates representing the Preferred Shares purchased by such Purchaser and a Warrant calculated in a manner set forth in Section 1 above, each such certificate and Warrant to be registered in the name of the Purchaser and delivered against receipt by the Company of a certified or official bank check or checks or wire transfer of funds in the full amount of the purchase price for the Units being purchased hereunder. No more then 0.05% of the aggregate purchase price paid by each Purchaser shall be allocated to the Warrants for such Purchaser.

      4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company hereby represents and warrants to, and covenants with, the Purchaser as follows:

            4.1. Organization. The Company is duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. The Company has full corporate power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and is registered or qualified to do business and in good standing in each jurisdiction in which it owns or leases property or transacts business and where the failure to be so qualified could be reasonably expected to have a material adverse effect upon the business, financial condition, properties or operations of the Company. Except for: (i) Biostream Therapeutics, Inc., a wholly-owned subsidiary; and
(ii) ATP Therapeutics, Inc., a 63.63% owned subsidiary, the Company does not own, directly or indirectly, any interest in any corporation, association, or other entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

            4.2. Due Authorization. The Company has, or will have prior to the Closing, all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, and this Agreement has been, or will be prior to the Closing, duly authorized and validly executed and delivered by the Company and will, as of the Closing Date, constitute the legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution may be limited by state, federal or foreign laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            4.3. Non-Contravention. The execution and delivery of this Agreement, the issuance and sale of the Units to be sold by the Company hereunder, the fulfillment of the terms of this Agreement and the consummation of the transactions contemplated by this Agreement will not (i) conflict with, or constitute a violation of or default (with the passage of time or otherwise) under, any material agreement or instrument to which the Company is a party or by which it is bound, or the charter, by-laws or other organizational documents of the Company, (ii) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any, material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which it is bound or to which any of the property or assets of the Company is subject, or (iii) conflict with, or result in a violation of, any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body is required for the valid issuance and sale of the Units to be sold pursuant to the Agreement, other than such as have been or will be made or obtained by the Closing and other than applicable securities filings that may be made after the issuance and sale of the Units (which will be timely made by the Company).

            4.4 Capitalization. Upon adoption of the Amendment, the Company will have a total authorized capitalization consisting of (i) 78,000,000 shares of Common Stock and (ii) 211,000 shares of Preferred Stock, $0.01 par value ("Preferred Stock"), of which 150,000 shares are designated Series A Preferred Stock ("Series A Preferred") and 61,000 shares are designated Series B Preferred Stock ("Series B Preferred"). As of the date hereof; 20,494,444 shares of Common Stock are issued and outstanding and 120,717 shares Series A Preferred are issued and outstanding and, as of the Closing, 15,152 shares of Series B Preferred will be issued and outstanding upon the consummation of the issuance and sale of the Initial Units. The Units to be sold pursuant to this Agreement have been, or will be prior to the Closing, duly authorized, and when issued and paid for in accordance with the terms of this Agreement and the Amendment, will be validly issued, fully paid and non-assessable and free of restrictions on transfer, other than restrictions on its transfer under this Agreement, the Amendment and under applicable state and federal securities laws. The Common Shares to be issued upon exercise of the Warrant will be validly issued, fully paid and non-assessable and free of restrictions on transfer, other than restrictions on their transfer under this Agreement, the Articles of Organization and under applicable state and federal securities laws. The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and non-assessable. As of the date hereof up to 13,000,000 shares of Common Stock in total are currently authorized for grants under the Company's stock option plan, of which 11,148,636 shares are subject to outstanding options under the Company's stock option plan. As of the date hereof, 1,851,364 shares are subject to options not granted pursuant to the Company's stock option plan and 396,248 shares of Common Stock reserved for issuance upon the exercise of outstanding warrants, excluding the Warrant to be issued hereunder. Based upon the representations of the Purchasers set forth in
Section 5 herein, the offer, sale and issuance of the Units as contemplated herein are exempt from the registration requirements of the Securities Act of 1933, as amended, and neither the Company or any authorized agent acting on behalf of the Company will take any action hereafter that would cause the loss of such exemption.

            4.5 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in order to enable the Company to execute, deliver and perform its obligations under this Agreement, except for such qualifications or filings under applicable securities laws as may be required in connection with the transactions contemplated by this Agreement and which may be done after the Closing.

            4.6 Litigation. There is no action, suit or proceeding, or governmental inquiry or investigation, pending, or, to the Company's knowledge, threatened against the Company which questions the validity of this Agreement or the right of the Company to enter into it, or which might result, either individually or in the aggregate, in any material adverse change in the business, assets or condition, financial or otherwise, of the Company.

            4.7 Financial Statements. The audited financial statements of the Company dated December 31, 2002 (the "Balance Sheet Date") and the unaudited financial statements dated December 31, 2002 (collectively the "Financial Statements") have been previously delivered to the Purchasers or their counsel. Except as otherwise described therein, such Financial Statements (i) are in accordance with the books and records of the Company, (ii) are true, correct and complete and present fairly the financial condition of the Company at the date or dates therein indicated and the results of operations for the period or periods therein specified, and (iii) have been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis, except that the unaudited financial statements lack footnotes and remain subject to year-end adjustments.

            4.8 Activities Since Balance Sheet Date. Since the Balance Sheet Date, there has not been: (a) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results or business of the Company (as presently conducted); (b) any waiver by the Company of a material debt owed to it; (c) any pledge or sale of the Business Intellectual Property (as defined in Section 4.12 below) which is owned by the Company; or (d) to the Company's knowledge, any other event or condition of any character which would materially and adversely affect the assets, financial condition, operating results or business of the Company, except that the Company is currently experiencing substantial negative cash flow each month and expects to continue negative cash flow for the foreseeable future.

            4.9 Tax Returns and Payments. The Company has timely filed all tax returns and reports required by law and has not been audited by any state or federal taxing authority. All tax returns and reports of the Company are true and correct in all material respects. The Company has paid all taxes and other assessments shown as due on such returns and reports, except those, if any, currently being contested by it in good faith.

            4.10 Insurance. The directors and officers liability insurance policy set forth on Schedule 4.10 attached hereto, a copy of which has been previously provided to the Purchasers or their counsel, is in full force and effect on the date hereof.

            4.11 Employee Benefit Plans. Except as set forth on Schedule 4.11 attached hereto, the Company does not have any employee benefit plans as such term is defined in the Employee Retirement Income Security Act of 1974.

            4.12 Intellectual Property.

            (a) Definitions. For purposes of this Section 4.12, the term "Business Intellectual Property" means the patents, registrations, and applications therefor, including divisions, continuations, continuations-in-part and renewal applications, and including renewals, extensions and reissues set forth on Schedule 4.12 attached hereto (collectively, "Patents") and the written agreements related thereto and set forth on Schedule 4.12.

            (b) Except for U.S. Patent No. 4,524,059 which has expired, the Company warrants and represents that all Business Intellectual Property owned by the Company and, to the Company's knowledge, all Business Intellectual Property licensed to the Company and its Subsidiaries (which companies shall be considered as a whole), is valid, subsisting and enforceable.

            (c) The Company is not, to its knowledge, violating and has not, to its knowledge, violated, in each case in any material respect, any Business Intellectual Property rights of any Person, and there exists no event, condition or occurrence which, with the giving of notice or lapse of time, or both, would constitute a breach or default by the Company or, to the knowledge of the Company, another Person under any written agreement set forth on Schedule 4.12 the result of which violation would cause the Company's projects under such Intellectual Property Contract to be terminated. No party to any written agreement set forth on Schedule 4.12 has given the Company written notice of cancellation, termination or failure to renew any Intellectual Property Contract.

            (e) Except for U.S. Patent No. 4,524,059 which has expired, the Company warrants and represents that there is no suit, action, opposition, cancellation or other proceeding ("Proceeding") pending concerning the Business Intellectual Property owned by the Company or, to the Company's knowledge, the Business Intellectual Property licensed by the Company, including any Proceeding concerning a claim or position that the Business Intellectual Property has been violated or is invalid, unenforceable, unpatentable, unregisterable, cancelable, or not owned or held by the Company. To the Company's knowledge, no such claim has been threatened or asserted in writing.

            (f) Except for U.S. Patent No. 4,524,059 which has expired, the Company warrants and represents that it owns or otherwise holds valid rights to use all Business Intellectual Property material to the business of the Company as presently conducted. All rights in and to the Business Intellectual Property owned by the Company are free of all liens and are fully assignable by the Company to any Person, without payment, consent of any Person or other condition or restriction.

            4.13 Disclosure. Neither this Agreement, the Voting Agreement, the Amendment, the Warrants or any other written exhibit or schedule attached hereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

      5. REPRESENTATIONS. WARRANTIES AND COVENANTS OF EACH PURCHASER.

            5.1. Investment Representations. Each Purchaser, severally and not jointly, represents and warrants to, and covenants with, the Company that: (i) the Purchaser is an "accredited investor" as defined in Regulation D under the Securities Act of 1933, as amended (the "Securities Act"), and is knowledgeable and experienced in making investments in private placement transactions such as the purchase of the Units; (ii) the Purchaser is acquiring the Units set forth opposite his name on Schedule I hereto for its own account for investment and with no present intention of distributing the Units or any of the underlying Preferred Shares, Warrants or Common Shares issuable upon exercise of the Warrants, and no arrangement or understanding exists with any other person regarding the distribution of any of such Preferred Shares, Warrants or Common Shares issuable upon exercise of the Warrants; (iii) the Purchaser will not, directly or indirectly, voluntarily offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Preferred Shares, the Warrants or the Common Shares issuable upon exercise of the Warrants except (a) in the event of an effective registration statement under the Securities Act, (b) upon delivery of an opinion of counsel (which shall be in form and substance reasonably satisfactory to the Company) that such registration is not required, unless such sale, transfer or other disposition is made pursuant to Section 144(k) of the Securities Act, in which case no opinion of counsel shall be required or (c) (a) to transfers to a trust established for the benefit of the Purchaser, (b) transfers by the Purchaser to his guardian or conservator or (c) transfers by the Purchaser, in the event of his death, to his executor (s) or administrator (s) or to trustee(s) under his will (collectively, "Permitted Transferees"), provided, however, that in any such event the Preferred Shares so transferred in the hands of each such Permitted Transferee shall remain subject to this Agreement, and each such Permitted Transferee shall so acknowledge in writing as a condition precedent to the effectiveness of such transfer; (iv) for as long as the Preferred Shares included in the Units remaining outstanding, no transfer of the Warrants shall be made by the Purchaser unless such Preferred Shares related to such Warrants are transferred simultaneously therewith to the same third party; (v) the Purchaser has had an opportunity to ask questions and receive answers from the management of the Company regarding the Company, its business and the offering of the Units; and
(vi) if an individual, the Purchaser is resident in the state set forth on the signature page to this Agreement. Nothing herein shall be deemed a representation or warranty by such Purchaser to hold the Units for any specific period of time. Further, notwithstanding clause (v) to the contrary, any inquiries or investigations made by the Purchaser shall not modify, amend or affect such Purchaser's right to rely on the representations, warranties and covenants contained herein.

            5.2. Power, Authority, etc. Each Purchaser, severally and not jointly, further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement to consummate the transactions contemplated hereby and thereby has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as rights to indemnity and contribution may be limited by state, federal or foreign laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            5.3. No Public Market; Legends. Each Purchaser acknowledges and understands that there is no public market for the Units and the securities compromising the Units and that each Purchaser must bear the economic risk of his investment in the Units and the securities compromising the Units for an indefinite period of time because the Units and the securities comprising the Units have not been registered under the Securities Act. The certificates representing the Preferred Shares and the

Common Shares issued to Purchasers upon exercise of the Warrants will bear a legend in substantially the following form:

            THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL (WHICH SHALL BE IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY) THAT SUCH REGISTRATION IS NOT REQUIRED UNLESS SUCH SALE, TRANSFER OR OTHER DISPOSITION IS MADE PURSUANT TO RULE 144(K) OF THE SECURITIES ACT, IN WHICH CASE NO OPINION OF COUNSEL SHALL BE REQUIRED OR EXCEPT AS OTHERWISE PERMITTED UNDER A CERTAIN STOCK PURCHASE AGREEMENT DATED FEBRUARY 23, 2004 BETWEEN THE COMPANY AND THE ORIGINAL HOLDER, A COPY OF WHICH IS AVAILABLE UPON REQUEST FROM THE COMPANY FOR INSPECTION.

      The Company agrees to remove such legend from the certificates representing the Preferred Shares and the shares of Common Stock issued upon exercise of the Warrants at such time as such capital stock may be legally sold under Rule 144 (or any successor rule) without registration under the Securities Act, which legend removal shall be at the request of the Purchaser and upon receipt by the Company from the Purchaser of an opinion of counsel, which shall be in form and substance reasonably satisfactory to the Company, that such legend may be removed. Each Purchaser agrees that any sale, transfer, pledge, hypothecation or other disposition of the Preferred Shares, the Warrants and any shares of Common Stock shall be made in compliance with the requirements of this
Section 5.3 and all applicable securities laws.

            5.4. Lock-up Period. Each Purchaser agrees that it shall, if so requested by the Company, enter into an agreement providing that it shall not offer, sell or grant an option for the sale of, or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable for shares of Common Stock (including, without limitation, any options, warrants, stock appreciation rights, or similar rights with an exercise or conversion privilege at a price related to, or derived from, the market price of the Common Stock) during the period of one hundred eighty (180) days after the date of any initial public offering of the Company's Common Stock, without the prior written consent of the Company's underwriters for such offering. Notwithstanding anything herein to the contrary, the Purchaser shall only be required to enter into such a lock-up agreement if a majority of the officers, directors and holders of 5% or more of the Company's capital stock also enter into such an agreement.

      6. REDEMPTION RIGHTS. The parties hereto acknowledge and agree that the Preferred Shares will be subject to certain redemption rights as set forth in the Amendment.

      7. RIGHTS OF FIRST REFUSAL.

            (a) Right of First Refusal. The Company shall, prior to any proposed issuance by the Company of any of its securities (other than debt securities with no equity feature), first offer to the

Purchasers by written notice the right, for a period of thirty (30) days, to purchase for cash at an amount equal to the price or other consideration for which such securities are to be issued, a number of such securities so that, after giving effect to such issuance (and the conversion, exercise and exchange into or for, whether directly or indirectly, shares of Common Stock of all such securities that are so convertible, exercisable or exchangeable) the Purchasers shall each have the opportunity to purchase such number of shares of securities such that each Purchaser will continue to maintain its same proportionate equity ownership (on a fully-diluted basis) in the Company as of the date of such notice (treating each such party, for the purpose of such computation, as the holder of the number of shares of Common Stock which would be issuable to such party upon conversion, exercise and exchange of all securities held by such party on the date such offer is made, that are convertible, exercisable or exchangeable into or for (whether directly or indirectly) shares of Common Stock and assuming the like conversion, exercise and exchange of all such other securities held by other persons).

            (b) Exceptions. The participation rights of the Purchasers pursuant to this Section 7 shall not apply to securities issued or issuable: (A) upon conversion of any of the Company's outstanding convertible securities (including without limitation any class or series of Preferred Stock), (B) as a stock dividend or upon any subdivision of shares of Common Stock, provided that the securities issued pursuant to such stock dividend or subdivision are limited to additional shares of Common Stock, (C) solely in consideration for the acquisition (whether by merger or otherwise) by the Company or any of its subsidiaries of all or substantially all of the stock or assets of any other entity, (D) pursuant to the grant or exercise of options or warrants to purchase Common Stock granted previously or in the future to directors, officers, employees or consultants of the Company pursuant to the Company's existing stock option and incentive plans, as such may be amended, or (E) in connection with any strategic partner alliance or joint venture where the parties to such venture are not financial investors and such transaction is approved by all of the members of the Board of Directors.

            (c) Procedure. The Company's written notice to the Purchasers shall describe the securities proposed to be issued by the Company and specify the number of shares, price and payment terms. The Purchasers, or any of them, may accept the Company's offer as to the full number of securities offered to it, or any lesser number, by written notice thereof given by each such Purchaser to the Company prior to the expiration of the aforesaid thirty (30) day period, in which event the Company shall sell and such party shall buy, upon the terms specified, the number of securities agreed to be purchased by such party at such time and commensurate with the sale by the Company of all of the remainder of such securities and as hereinafter provided. The Company shall be free, at any time prior to ninety (90) days after the date of its notice of offer to the Purchasers, to offer and sell to any third party or parties the remainder of such securities proposed to be issued by the Company (including but not limited to the securities not agreed by the Purchasers to be purchased by them), at a price and on payment terms no less favorable to the Company than those specified in such notice of offer to the Purchasers. If such third party sale or sales are not consummated within such 90-day period, however, the Company shall not sell such securities as shall not have been purchased within such period without again complying with this Section 7.

      8. CONDITIONS TO CLOSING. The Closing shall not occur until the following conditions have been satisfied or their satisfaction waived by the Company or the Purchasers holding a majority of the then-outstanding Preferred Shares, as applicable:

            a. The Company and the Purchasers shall have entered into a Voting Agreement in substantially the form attached hereto as Exhibit 3 (the "Voting Agreement").

            b. The Amendment shall have been filed with the Secretary of State for the Commonwealth of Massachusetts.

            c. The Company shall have delivered to the Purchasers of the Initial Units a certificate of good standing, dated as of a recent date, issued by the Secretary of State for the Commonwealth of Massachusetts.

            d. The Company's representations and warranties set forth herein shall be true and correct as of the Closing and an authorized officer of the Company shall deliver a certificate to the Purchasers certifying to the same.

            e. The Purchasers shall receive a legal opinion from Epstein Becker & Green, P.C., the Company's counsel, which opinion shall be reasonably satisfactory to the Purchasers.

      9. SURVIVAL OF REPRESENTATIONS. WARRANTIES AND AGREEMENTS. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company herein shall survive the execution of this Agreement and the consummation of the transactions contemplated herein.

      10. NO FEE. The Purchasers each, severally and jointly, hereby represent that there are no brokers or finders entitled to compensation in connection with the transactions contemplated herein. The Company shall indemnify and hold harmless each of the Purchasers from any claims made by third parties that such third party is entitled to compensation from the Company in connection with the transactions contemplated herein; provided that the Company shall not be liable for any indemnification hereunder that arises out of or is related to a breach of the first sentence of this Section 10.

      11. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telex, telecopy or facsimile transmission, (iii) sent by overnight courier or (iv) sent by registered or certified mail, return receipt requested, postage prepaid:

            (a)   if to the Company, to:
                  Molecular Insight Pharmaceuticals, Inc.
                  160 Second Street
                  Cambridge, MA 02142
                  Attn: Chief Operating Officer
                  Fax: (617)492-5664

                  With a copy to:

                  Gabor Garai
                  Epstein Becker & Green, P.c.
                  111 Huntington Avenue
                  Boston, MA 02199
                  Fax: (617)342-4001

            (b) if to the Purchaser, to the address
            set forth on Schedule I attached hereto

      All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above,
(ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise,
(iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the 5th business day following the day such mailing is made.

      12. AMENDMENTS. Any term of this Agreement may be amended, or compliance therewith waived, only with the written consent of (i) the Company and (ii) the holders of a majority in interest of the Preferred Shares then outstanding and issued to the Purchasers hereunder.

      13. ASSIGNMENT. The rights and obligations under this Agreement may not be assigned by the Purchasers without the prior written consent of the Company. Notwithstanding the foregoing, the Purchaser shall have the right to assign any of their rights or interest to any Affiliate of such Purchaser as long as such Affiliate agrees to be bound by all the terms and conditions applicable to the Units including, without limitation, this Agreement, the Warrant and the Voting Agreement. As used herein, "Affiliate" shall mean, with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by or under common control with such Purchaser.

      14. BENEFIT. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

      15. EXPENSES. Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby.

      16. NO WAIVER: CUMULATIVE REMEDIES. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      17. HEADINGS. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

      18. SEVERABILITY. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

      19. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with (i) the internal laws of the Commonwealth of Massachusetts without giving effect to its principles of conflicts of law, and (ii) United States federal law.

      20. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

      21. FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of the Purchaser or the Company, the Company and the Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the Units.

         [The remainder of this page intentionally has been left blank.]

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

                                        MOLECULAR INSIGHT PHARMACEUTICALS, INC.

                                        By: /s/ David S. Barlow
                                            -------------------
                                        Name: David S. Barlow
                                        Title: Chairman & CEO

                                        PURCHASERS:

                                        /s/ Frederick Frank
                                        -------------------
                                        Frederick Frank

                                        CERBERUS PARTNERS, L.P.

                                        By: Cerberus Associates, L.L.C.,
                                            its general partner

                                        By: /s/ Seth Plattus
                                            -----------------------------------
                                                Seth Plattus, Managing Director